                                                                  EXHIBIT 23.2



                                                  April 27, 2000



Board of Directors
BOONTON ELECTRONICS CORPORATION


We consent to the incorporation by reference in the Registration Statement on Form S-4 of our reports dated February 4, 2000 and November 30, 1998 which appear on pages 18 and 16 of the annual reports on Form 10K of Boonton Electronics Corporation for the years ended September 30, 1999 and 1998, respectively, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                                 /s/ POLAKOFF WEISMANN LEEN LLC
                                                 ------------------------------
                                                     POLAKOFF WEISMANN LEEN LLC